Fiscal Year 2023, First Quarter July 29, 2022 EARNINGS CALL PRESENTATION

2 HORACIO ROZANSKI President and Chief Executive Officer LLOYD HOWELL, JR. Chief Financial Officer NATHAN RUTLEDGE Director & Head of Investor Relations CALL PARTICIPANTS

3 DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Adjusted EBITDA, Diluted EPS, Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward- looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Last 12 months Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio, which are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Last 12 months Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS, and net cash used in operating activities to Free Cash Flow and Free Cash Flow Conversion, and net debt to Net Leverage Ratio and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Last 12 Months Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income attributable to common stockholders or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio, in addition to, and not as an alternative to, net cash used in operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. The Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Last 12 months Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Financial Outlook”, "Fiscal Year 2023 Operating Cash Bridge" and "Fiscal Year 2023 ADEPS Bridge," reconciliation of Adjusted Diluted EPS guidance, Adjusted EBITDA, and Adjusted EBITDA Margin on Revenue to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations with respect to Adjusted Diluted EPS, and our net income, net interest and other expenses with respect to Adjusted EBITDA and Adjusted EBITDA Margin on Revenue, during the course of fiscal 2023. With respect to Adjusted Diluted EPS guidance, projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance for fiscal 2023 and 2025 and of Adjusted EBITDA guidance through fiscal 2025 to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures.

4 KEY FINANCIAL RESULTS FIRST QUARTER FISCAL YEAR 2023 RESULTS (1) Comparisons are to prior fiscal year period. FIRST QUARTER (1) Revenue $2.2 billion +13.1% Revenue, Excluding Billable Expenses $1.6 billion +9.9% Adjusted EBITDA $253 million +6.1% Adjusted EBITDA Margin on Revenue 11.2% (6.2)% Net Income $138 million +49.9% Adjusted Net Income $151 million +3.4% Diluted EPS $1.03 +53.7% Adjusted Diluted EPS $1.13 +5.6% Net Cash (Used In) Operating Activities $(46) million (328.0)%

5

6 KEY FINANCIAL RESULTS FIRST QUARTER FISCAL YEAR 2023 RESULTS (1) Comparisons are to prior fiscal year period. FIRST QUARTER (1) Revenue $2.2 billion +13.1% Revenue, Excluding Billable Expenses $1.6 billion +9.9% Adjusted EBITDA $253 million +6.1% Adjusted EBITDA Margin on Revenue 11.2% (6.2)% Net Income $138 million +49.9% Adjusted Net Income $151 million +3.4% Diluted EPS $1.03 +53.7% Adjusted Diluted EPS $1.13 +5.6% Net Cash (Used In) Operating Activities $(46) million (328.0)% Page 4 intentionally repeated

7 $22.0 HISTORICAL BACKLOG & BOOK-TO-BILL (1) For more information on the components of backlog, and the differences between backlog and remaining performance obligations, please see the Company's Form 10-K for the fiscal year ended March 31, 2022; totals may not sum due to rounding. BACKLOG ($ IN BILLIONS) (1) BOOK-TO-BILL TRENDS $22.9 $22.0 $20.7 $23.0 $24.6 $23.3 $24.0 $26.8 $29.0 $27.8 $29.2 $28.6 $4.4 $3.5 $3.4 $3.4 $4.5 $3.6 $3.5 $3.5 $4.9 $4.0 $3.7 $4.0 $5.4 $5.3 $4.5 $4.7 $6.2 $6.0 $6.1 $9.0 $9.5 $9.4 $9.9 $10.0 $13.2 $13.1 $12.8 $14.8 $13.9 $13.7 $14.4 $14.3 $14.6 $14.3 $15.6 $14.6 Funded Unfunded Priced Options 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2.68x 0.48x 0.38x 2.17x 1.77x 0.32x 1.38x 1.30x 2.03x 0.39x 1.66x 0.72x Quarterly Book-to-Bill LTM Book-to-Bill 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23

CAPITAL ALLOCATION

DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY

- Our multi-year capital deployment plan is to follow a disciplined and opportunistic approach, subject to market conditions
- In Q1 FY 2023, we deployed approximately $116.5 million:
  - $58.9 million through quarterly dividends; and
  - $57.6 million through share repurchases
- The Board authorized a dividend of $0.43 per share payable on August 31st to stockholders of record on August 15th
- Increased total share authorization capacity by $400 million to $2.56 billion, $1 billion available
- Our capital allocation priorities remain: operating needs, quarterly dividend, strategic M&A, share repurchases, and debt repayment

QUARTERLY CAPITAL DEPLOYMENT ($ IN MILLIONS)(1)



$889.5
$726.4
$111.4
$51.6
1Q22
$284.7
$128.9
$105.5
$50.2
2Q22
$138.8
$6.2
$82.8
$49.8
3Q22
$180.9
$4.0
$119.6
$57.4
4Q22
$116.5
$57.6
$58.9
1Q23
Quarterly Dividends
Share Repurchases(2)
M&A(3)(4)

HISTORICAL CAPITAL DEPLOYMENT ($ IN MILLIONS)(1)



$364.2
$250.0
$114.2
FY19
$333.2
$186.6
$146.6
FY20
$571.3
$72.2
$318.1
$181.1
FY21
$1,493.9
$865.5
$419.3
$209.1
FY22
$720.8
$139.1
$365.4
$216.3
LTM
Quarterly Dividends
Share Repurchases(2)
M&A(3)(4)

(1) Totals may not sum due to rounding.
(2) Includes share repurchases transacted but not settled and paid.
(3) Represents payments for strategic investments, net of cash acquired.
(4) Total amount of capital deployed for fiscal 2022 does not include ~$2 million in applicable fees related to our acquisition of Tracepoint.

8

9 FINANCIAL OUTLOOK REAFFIRMING FULL YEAR FISCAL 2023 GUIDANCE OPERATING PERFORMANCE Total Revenue Growth(1) 5.0 - 9.0% Adjusted EBITDA $950 - $1,000 million Adjusted EBITDA Margin on Revenue Mid-to-High 10% Adjusted Diluted EPS(2) $4.15 - $4.45 Net Cash Provided by Operating Activities(3) $850 – $950 million (1) Approximately 1% of the targeted growth in revenue is from Tracepoint and Liberty. (2) Assumes an effective tax rate of 23–25%; average diluted shares outstanding of 131–133 million, and interest expense of $108-117 million. (3) Excludes approximately $550 million of cash taxes we expect to pay in fiscal 2023, as detailed on Slide 10.

FISCAL YEAR 2023 OPERATING CASH BRIDGE

OPERATING CASH BRIDGE FROM FISCAL 2022 TO FISCAL 2023[1]	
FY22 Operating Cash	$737 million
FY22 Net Cash Paid for Income Taxes[2]	$(127) million
Adjusted EBITDA Growth[3]	~$15 – $65 million
Interest Expense[3]	~$(16) million
Net Changes in Working Capital	~$(14) – $37 million
FY23 Operating Cash Excluding Net Cash to be Paid for Income Taxes	$850 - $950 million
Effective Tax Rate[3]	~$(200) million
Tax Law Changes & Strategic Planning[4]	~$(200) million
Section 174[5]	~$(150) million
FY23 Operating Cash	$300 - $400 million

(1) Totals may not sum due to rounding.
(2) Adding back fiscal year 2022 cash tax payments to show an equal comparison to fiscal year 2023 Operating Cash Flow before cash tax payments.
(3) Reflects the expected impact of the midpoints of fiscal 2023 Adjusted EBITDA range of $950-1,000 million, interest expense range of $108-117 million, and effective tax rate range of 23-25 percent.
(4) We expect to receive offsetting refunds associated with these strategic tax planning initiatives in the future.
(5) Reflects the company's estimate of cash to be paid in fiscal 2023 based upon current tax obligations relating to research and development expenditures.

10

11 FISCAL YEAR 2023 ADEPS BRIDGE REAFFIRMING ADEPS BRIDGE FROM FY22 TO FY23 FY22 ADEPS $4.21 5 – 9% Revenue Growth ~$0.28 – $0.48 Mid-to-High 10% Adjusted EBITDA Margin ~$(0.20) – $(0.10) FY23 Operational ADEPS $4.29 – $4.59 Depreciation and Amortization1 ~$(0.02) Interest Expense2 ~$(0.10) Income Tax Expense3 ~$(0.05) Other Below-the-Line Items4 ~$0.05 FY23 ADEPS $4.15 – $4.45 (1) Reflects the incremental increase in depreciation and amortization related to investments in infrastructure and technology. (2) Reflects the midpoint of the fiscal 2023 estimated interest expense range as compared to fiscal 2022 results. (3) Reflects the midpoint of the fiscal 2023 estimated effective tax rate range as compared to fiscal 2022 results. (4) Reflects the estimated interest income and lower average diluted shares outstanding from fiscal 2022 to fiscal 2023.

12 APPENDIX

13 NON-GAAP FINANCIAL INFORMATION • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our client staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before acquisition and divestiture costs, financing transaction costs, and significant acquisition amortization. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income attributable to common stockholders before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including acquisition and divestiture costs, restructuring costs, financing transaction costs, and supplemental employee benefits due to COVID-19.. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. We prepare Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income attributable to common stockholders before: (i) acquisition and divestiture costs, (ii) financing transaction costs, (iii) significant acquisition amortization, and (iv) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to our consolidated financial statements in our Form 10-K for the fiscal year ended March 31, 2022. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income. • "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by the last twelve months Adjusted EBITDA.

NON-GAAP FINANCIAL INFORMATION (Unaudited)

(In thousands, except share and per share data)	Three Months Ended June 30, 2022	2021
Revenue, Excluding Billable Expenses		
Revenue	$ 2,249,600	$ 1,989,066
Less: Billable expenses	674,266	555,545
Revenue, Excluding Billable Expenses	$ 1,575,334	$ 1,433,521
Adjusted Operating Income		
Operating Income	$ 207,195	$ 141,257
Acquisition and divestiture costs (a)	5,093	66,789
Financing transaction costs (b)	—	2,348
Significant acquisition amortization (c)	11,087	2,658
Adjusted Operating Income	$ 223,375	$ 213,052
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses		
Net income attributable to common stockholders	$ 138,284	$ 92,102
Income tax expense	41,489	27,352
Interest and other, net (d)	27,613	21,803
Depreciation and amortization	40,102	27,745
EBITDA	247,488	169,002
Acquisition and divestiture costs (a)	5,093	66,789
Financing transaction costs (b)	—	2,348
Adjusted EBITDA	$ 252,581	$ 238,139
Adjusted EBITDA Margin on Revenue	11.2 %	12.0 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	16.0 %	16.6 %
Adjusted Net Income		
Net income attributable to common stockholders	$ 138,284	$ 92,102
Acquisition and divestiture costs (a)	5,093	66,789
Financing transaction costs (b)	—	2,348
Significant acquisition amortization (c)	11,087	2,658
Amortization and write-off of debt issuance costs and debt discount	823	887
Adjustments for tax effect (e)	(4,421)	(18,897)
Adjusted Net Income	$ 150,866	$ 145,887
Adjusted Diluted Earnings Per Share		
Weighted-average number of diluted shares outstanding	133,011,088	136,392,343
Adjusted Net Income Per Diluted Share (f)	$ 1.13	$ 1.07
Free Cash Flow		
Net cash provided used in operating activities	$ (45,634)	$ (10,662)
Less: Purchases of property, equipment, and software	(13,734)	(9,008)
Free Cash Flow	$ (59,368)	$ (19,670)
Free Cash Flow Conversion	(39)%	(13)%

(a) Represents costs associated with the acquisition and divestiture efforts of the Company related to transactions for which the Company has entered into a letter of intent to either acquire a controlling financial interest in the target entity or divest a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty IT Solutions, LLC ("Liberty"), Tracepoint Holdings, LLC ("Tracepoint"), and EverWatch Corp. ("EverWatch"), as well as the planned divestiture of our management consulting business serving the Middle East and North Africa (the "MENA Divestiture").

(b) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022.

(c) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the first quarter of fiscal 2022.

(d) Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(e) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(f) Excludes adjustments of approximately $0.9 million and $0.5 million of net earnings for the three months ended June 30, 2022 and June 30, 2021, respectively, associated with the application of the two-class method for computing diluted earnings per share.

14

NON-GAAP FINANCIAL INFORMATION (Unaudited)

(In thousands, except share and per share data)	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021
Net income attributable to common stockholders	$ 138,284	$ 90,873	$ 128,846	$ 154,834
Income tax expense	41,489	33,897	30,090	46,127
Interest and other, net (a)	27,613	23,653	18,276	17,406
Depreciation and amortization	40,102	40,824	39,576	37,602
EBITDA	$ 247,488	$ 189,247	$ 216,788	$ 255,969
Acquisition and divestiture costs (b)	5,093	11,670	5,346	13,680
Restructuring costs (c)	—	4,164	—	—
Adjusted EBITDA	$ 252,581	$ 205,081	$ 222,134	$ 269,649
Last 12 months Adjusted EBITDA	$ 949,445			
Total Debt	$ 2,783,876			
Less: Cash	497,828			
Net Debt	$ 2,286,048			
Net Leverage Ratio	2.4			

	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
Net income attributable to common stockholders	$ 92,102	$ 199,179	$ 144,371	$ 136,081
Income tax expense	27,352	(48,937)	21,612	39,319
Interest and other, net (a)	21,803	20,765	18,274	31,821
Depreciation and amortization	27,745	21,455	21,113	21,015
EBITDA	$ 169,002	$ 192,462	$ 205,370	$ 228,236
Acquisition and divestiture costs (b)	66,789	411	—	—
Financing transaction costs (d)	2,348	—	—	—
COVID-19 supplemental employee benefits (e)	—	—	68	167
Adjusted EBITDA	$ 238,139	$ 192,873	$ 205,438	$ 228,403
Last 12 months Adjusted EBITDA	$ 864,853			
Total Debt	$ 2,848,656			
Less: Cash	621,862			
Net Debt	$ 2,226,794			
Net Leverage Ratio	2.6			

(a) Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(b) Represents costs associated with the acquisition and divestiture efforts of the Company related to transactions for which the Company has entered into a letter of intent to either acquire a controlling financial interest in the target entity or divest a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty IT Solutions, LLC ("Liberty"), Tracepoint Holdings, LLC ("Tracepoint"), and EverWatch Corp. ("EverWatch"), as well as the planned divestiture of our management consulting business serving the Middle East and North Africa (the "MENA Divestiture").

(c) Represents restructuring charges of $8.3 million incurred during the fourth quarter of fiscal 2022, net of approximately $4.2 million of revenue recognized on recoverable expenses, associated with severance costs of a restructuring plan to reduce certain executive administrative personnel costs.

(d) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022.

(e) Represents the supplemental contribution to employees' dependent care FSA accounts in response to COVID-19.

15

16 FINANCIAL RESULTS – KEY DRIVERS First Quarter Fiscal 2023 – Below is a summary of the key factors driving results for the fiscal 2023 first quarter ended June 30, 2022 as compared to the prior year period: • Revenue increased 13.1% to $2.2 billion and Revenue, Excluding Billable Expenses increased 9.9% to $1.6 billion. Revenue growth was primarily driven by a combination of headcount and salary increases and higher billable expenses, partially offset by lower staff utilization. The increase in revenue also includes approximately $103.0 million of inorganic contributions related to fiscal 2022 acquisitions. • Operating income increased 46.7% to $207.2 million and Adjusted Operating Income increased 4.8% to $223.4 million. The increase was primarily driven by the same drivers benefiting revenue growth, partially offset by higher unallowable spend. The increase in Adjusted Operating Income was primarily driven by the same factors driving revenue growth. • Net income increased 49.9% to $138.1 million, Adjusted Net income increased 3.4% to $150.9 million and Net income attributable to common stockholders increased 50.1% to $138.3 million. These changes were primarily driven by the same factors as operating income and Adjusted Operating Income. Net income, Adjusted Net income and Net income attributable to common stockholders were also affected by higher interest expense, a higher effective tax rate, and higher depreciation and amortization expense due to investments in our business, technology, and infrastructure. • EBITDA increased 46.4% to $247.5 million and Adjusted EBITDA increased 6.1% to $252.6 million. These changes were due to the same factors as operating income and Adjusted Operating Income, respectively. • Diluted EPS increased to $1.03 from $0.67 and Adjusted Diluted EPS increased to $1.13 from $1.07. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, partially offset by a lower share count in the first quarter of fiscal 2023. • Net cash used in operating activities was $45.6 million for the quarter ended June 30, 2022, as compared to $10.7 million in the prior year period. Strong collections in line with revenue growth were partially offset by higher disbursements and one time payroll items associated with administrative staffing changes completed last quarter and other business transactions. Free Cash Flow was $(59.4) million for the three months ended June 30, 2022, as compared to $(19.7) million in the prior year period. Free Cash Flow was affected by the same factors affecting cash used in operating activities, as well as an increase in capital expenditures over the prior year.